UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 15, 2003


                       ELECTRO SCIENTIFIC INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)



         OREGON                       0-12853                  93-0370304
(State or other jurisdiction        (Commission              (IRS Employer
     of incorporation)              File Number)           Identification No.)


13900 NW Science Park Drive, Portland, Oregon                     97229
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (503) 641-4141




                                    No Change

          (Former name or former address, if changed since last report)

Item 5.  Other Events

         See Item 12 below.

Item 12.  Results of Operations and Financial Condition.

     On July 15, 2003, Electro Scientific Industries, Inc. (the "Company") announced that its audit committee has completed its review of certain accounting matters and, as a result of the review, the Company intends to restate its financial statements for the fiscal year ended June 1, 2002 and the quarters ended August 31, 2002 and November 30, 2002, and to revise its announced results for the third quarter ended March 1, 2003. The Company announced that it plans to file an amended annual report on Form 10-K/A for the fiscal year ended June 1, 2002, amended quarterly reports on Form 10-Q/A for the fiscal quarters ended August 31, 2002 and November 30, 2002, and a quarterly report on Form 10-Q for the fiscal quarter ended March 1, 2003 after completion by the Company's independent auditors of the audit for fiscal year 2003 and the independent auditors' review of the restatement adjustments.

     The Company also announced its anticipated restated financial results for fiscal 2002 and the first and second quarters of fiscal 2003. It also announced revised preliminary financial results for the third quarter of fiscal 2003.

     The Company's press release announcing these events is attached hereto as
Exhibit 99.1.

Item 7.  Financial Statements and Exhibits

         (c) Exhibits.
             ---------

             99.1     Press release dated July 15, 2003.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Date:  July 15, 2003.


                                     Electro Scientific Industries, Inc.



                                     By     /s/ J. MICHAEL DODSON
                                       ----------------------------------------
                                            J. Michael Dodson
                                            Vice President of Administration and
                                            Chief Financial Officer

                                  EXHIBIT INDEX


Exhibit           Description
-------           -----------

99.1              Press release dated July 15, 2003.